Exhibit 99.15

1998 Plan

ALEXANDER & BALDWIN, INC.
UNIVERSAL STOCK OPTION AGREEMENT FOR SUBSTITUTE OPTIONS

UNIVERSAL STOCK OPTION AGREEMENT FOR SUBSTITUTE OPTIONS made and entered into as of the close of market on the 29th day of June 2012 by and between Alexander & Baldwin, Inc., a Hawaii corporation (the “Company”), and                                         , an individual in the employ of the Company who is currently the holder (“Optionee”) of one or more outstanding stock option grants under the Alexander & Baldwin, Inc. 1998 Stock Option/Stock Incentive Plan (as amended and restated) that has been assumed by Alexander & Baldwin Holdings, Inc. (the “Holdings 1998 Plan”).

RECITALS

A.                                    The Company has implemented the 2012 Incentive Compensation Plan (the “Plan”) for the purpose of providing eligible persons in the Company’s employ with the opportunity to participate in one or more cash or equity incentive compensation programs designed to encourage them to continue their service relationship with the Company.

B.                                    The Plan contains an anti-dilution feature that allows the Company to issue, in connection with certain dilutive transactions, substitute equity awards under such Plan in cancellation of equity awards that are outstanding under the Holdings 1998 Plan.

C.                                    On June 29, 2012 (the “Distribution Date”), Alexander & Baldwin Holdings, Inc. (“A&B Holdings”) effected a spin-off distribution of the Company through a distribution by A&B Holdings of all of the Company’s outstanding Common Stock to the holders of the outstanding A&B Holdings common stock (the “A&B Distribution”) in accordance with the terms of the Separation and Distribution Agreement by and between Alexander & Baldwin Holdings, Inc. and the Company (which was at the time known as A & B II, Inc.) dated as of June 8, 2012.

D.                                    The A&B Distribution is one of the dilutive transactions for which anti-dilution protection is provided under the Holdings 1998 Plan, and the awards evidenced by this Agreement are intended to preserve the intrinsic value of each equity award held by Optionee under the Holdings 1998 Plan on the Distribution Date through the substitution of an award under the Plan in cancellation of the corresponding equity award held by Optionee under the Holdings 1998 Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1.                                      Stock Option Grants.

A.                                    Grant One

The Company hereby grants to Optionee, as of the Grant Date, a stock option to purchase shares of Common Stock under the Plan (“Substitute Option One”) in full cancellation and substitution for the stock option grant that is currently held by Optionee to purchase shares of A&B Holdings common stock under the Holdings 1998 Plan and that is more particularly identified as Cancelled Option One (“Cancelled Option One”) in attached Schedule A, and Optionee shall cease to have any further right or entitlement to acquire any shares of A&B Holdings common stock under Cancelled Option One.

The Grant Date for Substitute Option One is June 29, 2012, and such option shall be a non-statutory option under the U.S. federal income tax laws. Attached Schedule A sets forth the following information with respect to Substitute Option One:

•                                          The number of shares of Common Stock subject to such option.

•                                          The exercise price payable per share.

•                                          The expiration date of the maximum option term.

The exercise/vesting schedule for the shares of Common Stock subject to Substitute Option One shall be the same exercise/vesting schedule that was in effect for the shares of A&B Holdings common stock subject to Cancelled Option One at the time of cancellation hereunder.  Accordingly, Substitute Option One is fully vested and is immediately exercisable for any or all of the Option Shares as fully-vested shares of Common Stock.

B.                                    Grant Two (if applicable)

The Company hereby grants to Optionee, as of the Grant Date, a stock option to purchase shares of Common Stock under the Plan (“Substitute Option Two”) in full cancellation and substitution for the stock option grant that is currently held by Optionee to purchase shares of A&B Holdings common stock under the Holdings 1998 Plan and that is more particularly identified as Cancelled Option Two (“Cancelled Option Two”) in attached Schedule A, and Optionee shall cease to have any further right or entitlement to acquire any shares of A&B Holdings common stock under Cancelled Option Two.

The Grant Date for Substitute Option Two is June 29, 2012, and such option shall be a non-statutory option under the U.S. federal income tax laws. Attached Schedule A sets forth the following information with respect to Substitute Option Two:

•                                          The number of shares of Common Stock subject to such option.

•                                          The exercise price payable per share.

•                                          The expiration date of the maximum option term.

The exercise/vesting schedule for the shares of Common Stock subject to Substitute Option Two shall be the same exercise/vesting schedule that was in effect for the shares of A&B Holdings common stock subject to Cancelled Option Two at the time of cancellation hereunder.  Accordingly, Substitute Option Two is fully vested and is immediately exercisable for any or all of the Option Shares as fully-vested shares of Common Stock.

C.                                    Grant Three (if applicable)

The Company hereby grants to Optionee, as of the Grant Date, a stock option to purchase shares of Common Stock under the Plan (“Substitute Option Three”) in full cancellation and substitution for the stock option grant that is currently held by Optionee to purchase shares of A&B Holdings common stock under the Holdings 1998 Plan and that is more particularly identified as Cancelled Option Three (“Cancelled Option Three”) in attached Schedule A, and Optionee shall cease to have any further right or entitlement to acquire any shares of A&B Holdings common stock under Cancelled Option Three.

The Grant Date for Substitute Option Three is June 29, 2012, and such option shall be a non-statutory option under the U.S. federal income tax laws. Attached Schedule A sets forth the following information with respect to Substitute Option Three:

•                                          The number of shares of Common Stock subject to such option.

•                                          The exercise price payable per share.

•                                          The expiration date of the maximum option term.

The exercise/vesting schedule for the shares of Common Stock subject to Substitute Option Three shall be the same exercise/vesting schedule that was in effect for the shares of A&B Holdings common stock subject to Cancelled Option Three at the time of cancellation hereunder. Accordingly, Substitute Option Three is fully vested and is immediately exercisable for any or all of the Option Shares as fully-vested shares of Common Stock.

D.                                    Grant Four (if applicable)

The Company hereby grants to Optionee, as of the Grant Date, a stock option to purchase shares of Common Stock under the Plan (“Substitute Option Four”)in full cancellation and substitution for the stock option grant that is currently held by Optionee to purchase shares of A&B Holdings common stock under the Holdings 1998 Plan and that is more particularly identified as Cancelled Option Four (“Cancelled Option Four”) in attached Schedule A, and Optionee shall cease to have any further right or entitlement to acquire any shares of A&B Holdings common stock under Cancelled Option Four.

The Grant Date for Substitute Option Four is June 29, 2012, and such option shall be a non-statutory option under the U.S. federal income tax laws. Attached Schedule A sets forth the following information with respect to Substitute Option Four:

•                                          The number of shares of Common Stock subject to such option.

•                                          The exercise price payable per share.

•                                          The expiration date of the maximum option term.

The exercise/vesting schedule for the shares of Common Stock subject to Substitute Option Four shall be the same exercise/vesting schedule that was in effect for the shares of A&B Holdings common stock subject to Cancelled Option Four at the time of cancellation hereunder.  Accordingly, Substitute Option Four is fully vested and is immediately exercisable for any or all of the Option Shares as fully-vested shares of Common Stock.

E.                                     Grant Five (if applicable)

The Corporation hereby grants to Optionee, as of the Grant Date, a stock option to purchase shares of Common Stock under the Plan (“Substitute Option Five”) in full cancellation and substitution for the stock option grant that is currently held by Optionee to purchase shares of A&B Holdings common stock under the Holdings 2007 Plan and that is more particularly identified as Cancelled Option Five (“Cancelled Option Five”) in attached Schedule A, and Optionee shall cease to have any further right or entitlement to acquire any shares of A&B Holdings common stock under Cancelled Option Five.

The Grant Date for Substitute Option Five is June 29, 2012, and such option shall be a non-statutory option under the U.S. federal income tax laws. Attached Schedule A sets forth the following information with respect to Substitute Option Five:

•                                          The number of shares of Common Stock subject to such option.

•                                          The exercise price payable per share.

•                                          The expiration date of the maximum option term.

•                                          The date or dates on which the option will vest and first become exercisable for the Option Shares in one or more installments. The exercise/vesting schedule for the shares of Common Stock subject to Substitute Option Five shall be the same exercise/vesting schedule that was in effect for the shares of A&B Holdings common stock subject to Cancelled Option Five at the time of cancellation hereunder.  No acceleration of such vesting schedule or exercise dates shall occur by reason of the A&B Distribution. Except as otherwise provided in Paragraph 5 below, Substitute Option Five shall not become exercisable for any additional Option Shares after Optionee’s cessation of Service.

F.                                      Anti-Dilution Adjustments

The number of shares of Common Stock subject to each Substitute Option has been determined by multiplying the number of shares of A&B Holdings common stock subject to the corresponding Cancelled Option (as set forth in attached Schedule A) immediately prior to the A&B Distribution by a fraction the numerator of which is the sum of the closing “when issued” price per share of the Common Stock on the Distribution Date plus the closing price of A&B Holdings common stock as traded on an ex-distribution basis on that same trading day and the denominator is the closing “when issued” price per share of the Common Stock on the Distribution Date. Any resulting fractional share of Common Stock has been rounded down to the next whole share.

The Exercise Price per share in effect for each Substitute Option has been determined by multiplying the exercise price per share that was in effect for the corresponding Cancelled Option (as set forth in attached Schedule A) immediately prior to the A&B Distribution by a fraction the numerator of which is the closing “when issued” price per share of the Common Stock on the Distribution Date and the denominator is the sum of that closing “when issued” price and the closing price per share of A&B Holdings common stock as traded on ex-distribution basis on such Distribution Date.  Any fractional cent has been rounded up to the nearest whole cent.

The foregoing calculations as to the number of Option Shares and Exercise Price per share in effect under each Substitute Option are intended to ensure that: (i) the spread between the aggregate fair market value of the adjusted number of shares of Common Stock purchasable under the Substitute Option and the aggregate Exercise Price payable for those shares immediately after the A&B Distribution remains substantially equal to (and not greater than) the same spread that existed immediately prior to the A&B Distribution between the aggregate fair market value of the number of shares of A&B Holdings common stock subject to the corresponding Cancelled Option immediately prior to cancellation and the aggregate exercise price in effect at that time for those shares under that Cancelled Option. Such calculations are also intended to preserve on a per-share basis, immediately after the A&B Distribution, the same ratio of exercise price per option share to fair market value per share under each Substitute Option which existed under the corresponding Cancelled Option immediately prior to the A&B Distribution.

The remaining terms and provisions of each Substitute Option are the same as the terms and provisions that were in effect under each of the corresponding Cancelled Options at the time of cancellation hereunder. Accordingly, the following terms and provisions in effect under those Cancelled Options are hereby incorporated into this Agreement.

2.                                      Option Term.  The term of each Substitute Option shall commence on the Grant Date and continue in effect until the close of business on the Expiration Date specified for that Substitute Option in attached Schedule A, unless sooner terminated in accordance with Paragraph 5 or 7.

3.                                      Limited Transferability.

(a)                                 Each Substitute Option may be assigned in whole or in part during Optionee’s lifetime to a revocable living trust established for the exclusive benefit of Optionee or the Optionee and his or her spouse, to the extent such assignment is in connection with the

Optionee’s estate plan.  The assigned portion of each Substitute Option shall be exercisable only by the person who acquires a proprietary interest in that Substitute Option pursuant to such assignment. The terms applicable to the assigned portion of each Substitute Option shall be the same as those in effect for that Substitute Option immediately prior to such assignment and shall be set forth in such documents to be executed by the assignee as the Corporation deems appropriate.

(b)                                 Should the Optionee die while holding one or more Substitute Options, then each such Substitute Option shall be transferred in accordance with Optionee’s will or the laws of inheritance.  However, Optionee may designate one or more persons as the beneficiary or beneficiaries of each Substitute Option, and that Substitute Option shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding that Substitute Option.  Such beneficiary or beneficiaries shall take the transferred Substitute Option subject to all the terms and conditions of the stock option agreement evidencing that Substitute Option, including (without limitation) the limited time period during which that Substitute Option may be exercised following Optionee’s death.

(c)                                  Except for the limited transferability provided by the foregoing, none of the Substitute Options shall be assignable or transferable, and each Substitute Option shall be exercisable only by the Optionee during his or her lifetime.

4.                                      Exercisability.  Each Substitute Option may be exercised for any or all of the Option Shares subject to that Substitute Option until the Expiration Date specified for that Substitute Option in attached Schedule A or any or sooner termination of the option term in accordance with this Agreement.

5.                                      Cessation of Service; Termination of Options.  Each Substitute Option shall terminate, and cease to be exercisable for any of the Option Shares subject to that Substitute Option, prior to the Expiration Date specified for that Substitute Option in attached Schedule A should one of the following provisions become applicable with respect to that Substitute Option:

(a)                                 Except as otherwise provided in subparagraphs (b) through (g) below, should Optionee cease to remain in the Service of the Company at any time during the option term specified for that Substitute Option in Paragraph 2, then the period for exercising that Substitute Option shall be reduced to a three-month period commencing with the date of such cessation of Service.  During such three-month period, that Substitute Option may be exercised for any or all of the Option Shares at the time subject to that Substitute Option. In no event, however, shall any Substitute Option be exercisable at any time after the Expiration Date specified for that Substitute Option in attached Schedule A.

(b)                                 If Optionee is a Section 16(b) Insider at the time of cessation of Service, then Optionee shall have a period of six months following such cessation of Service in which to exercise each Substitute Option for any or all of the Option Shares at the time subject to hat Substitute Option.  In no event, however, shall any Substitute Option be exercisable any time after the Expiration Date specified for that Substitute Option in Schedule A.

(c)                                  Should Optionee die while one or more Substitute Options are outstanding, then the personal representative of Optionee’s estate (or the person or persons to whom that Substitute Option is transferred pursuant to Optionee’s will or in accordance with the laws of descent and distribution) shall have the right to exercise that Substitute Option for any or all of the Option Shares at the time subject to that Substitute Option. Notwithstanding the foregoing, should Optionee die while holding a Substitute Option and have a valid beneficiary designation in effect for that Substitute Option under Paragraph 3(b), then the designated beneficiary or beneficiaries shall have the right to exercise that Substitute Option for the Option Shares subject to that Substitute Option.  Any right provided under this subparagraph 5(c) to exercise a Substitute Option following Optionee’s death shall lapse, and that Substitute Option shall cease to be exercisable, upon the earlier of (A) the expiration of the twelve-month period measured from the date of Optionee’s death or (B) the Expiration Date specified for that Substitute Option in attached Schedule A.

(d)                                 Should Optionee retire on or after attaining age fifty-five (55) in accordance with the terms of the Company’s retirement plan, or become disabled and cease by reason thereof to remain in the Service of the Company, at any time while one or more Substitute Options are outstanding, then Optionee shall have a period of three years (commencing with the date of such retirement or cessation of Service) to exercise each such Substitute Option for any or all of the Option Shares at the time subject to that Substitute Option.  In no event, however, shall any Substitute Option be exercisable at any time after the Expiration Date specified for that Substitute Option in attached Schedule A.  For purposes of this Agreement, Optionee shall be deemed to be disabled if Optionee is, by reason of any medically-determinable physical or mental impairment (i) which is expected to result in death or (ii which is expected to be, or is, of continuous duration of twelve consecutive months or more, unable to perform his/her usual duties for the Company (or any Subsidiary or Parent) employing his/her services.

(e)                                  Should Optionee’s Service be terminated for Misconduct, or should Optionee (i) engage in any post-Service activity, whether as an Employee, consultant, advisor, or otherwise, competitive with the business operations of the Company (or any Subsidiary or Parent) or (ii) engage in any other conduct, while in Service or following cessation of Service, materially detrimental to the business or affairs of the Company (or any Subsidiary or Parent), as determined in the sole discretion of the Plan Administrator, then each of the Substitute Options shall terminate immediately and cease to be outstanding.

6.                                      Adjustment in Option Shares.

(a)                                 In the event of any of the following transactions affecting the outstanding Common Stock as a class without the Company’s receipt of consideration: any stock dividend, stock split, recapitalization, combination of shares, exchange of shares, spin-off, extraordinary dividend or any other change affecting the outstanding Common Stock as a class without the Company’s receipt of consideration, the number and/or class of shares purchasable under each Substitute Option and the Exercise Price per share specified for that Substitute Option in attached Schedule A shall be equitably adjusted in such manner as the Plan Administrator deems appropriate in order to prevent the dilution or enlargement of Optionee’s benefits under that Substitute Option.

(b)                                 If one or more Substitute Options remain outstanding following any merger or other business combination involving the Company, then each such Substitute Option shall be equitably adjusted to apply and pertain to the number and class of securities which would have been issuable, in the consummation of such merger or business combination, to an actual holder of Common Stock for the same number of shares of Common Stock as are subject to that Substitute Option immediately prior to such merger or business combination.  Equitable adjustments also shall be made to the Exercise Price per share specified for that Substitute Option in attached Schedule A; provided, however, that the aggregate Exercise Price for that Substitute Option shall remain the same.

7.                                      Change in Control.  In the event there should occur a Change in Control, then each Substitute Option, to the extent outstanding at the time, may, immediately prior to the specified effective date of the Change in Control, be exercised for all or any portion of the Option Shares at the time subject to that Substitute Option. Immediately following the consummation of the Change in Control, each such Substitute Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control transaction.

8.                                      Shareholder Rights.  The holder of one or more Substitute Options shall have none of the rights of a shareholder with respect to the Option Shares subject to each such Substitute Option until such person shall have exercised that Substitute Option, paid the Exercise Price per share specified for that Substitute Option in attached Schedule A and been issued one or more stock certificates for the purchased shares.

9.                                      Manner of Exercising Option.

(a)                                 In order to exercise each Substitute Option for one or more of the Option Shares at the time subject to that Substitute Option, Optionee (or in the case of exercise after Optionee’s death, Optionee’s legal representative, executor, administrator, heir or legatee, as the case may be) must take the following actions:

(i)                                     Deliver to the Secretary of the Company, or his/her designee, a written notice of exercise (the “Exercise Notice”) in which there is specified the number of Option Shares for which that Substitute Option is being exercised.

(ii)                                  Pay the aggregate Exercise Price (as determined under attached Schedule A for that Substitute Option) for the purchased shares in one of the following alternative forms:

•                                          full payment in cash or cash equivalents, such as a certified check, bank draft, personal check or postal or express money order made payable to the Company’s order; or

•                                          full payment in shares of Common Stock held by the Optionee for the required period (if any) necessary to avoid a charge to the Company’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

•                                          full payment in a combination of the foregoing.

(iii)                               Furnish to the Company appropriate documentation that the person or persons exercising the Substitute Option, if other than Optionee, have the right to exercise this option.

(b)                                 As soon as practicable after the Exercise Date, the Company shall issue to Optionee (or to the other person or persons exercising the Substitute Option) a certificate or certificates representing the Option Shares purchased under that Substitute Option.

(c)                                  In no event may any Substitute Option be exercised for any fractional shares.

10.                               Definitions.  For purposes of this Agreement, the following definitions shall be in effect:

(a)                                 Change in Control shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the 1934 Act, whether or not the Company in fact is required to comply with Regulation 14A thereunder; provided that, without limitation, such a change in control shall be deemed to have occurred if:

(i)                                     any “person” (defined as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes the “beneficial owner” (as defined in Rule 13d 3 under the 1934 Act), directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)                                  at least a majority of the Company’s Board of Directors (the “Board”) ceases to consist of (a) individuals who have served continuously on the Board since January 1, 2001 and (b) new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two thirds of the directors then still in office who shall at that time have served continuously on the Board since January 1, 2001 or whose election or nomination was previously so approved;

(iii)                               there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other entity, other than (a) a merger or consolidation immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or any parent thereof or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such person any securities acquired directly from the Company or its affiliates) representing 35% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)                              the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity at least a majority of the board of directors of which or of any parent thereof is comprised of individuals who comprised the Board immediately prior to such sale or disposition.

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(b)                                 Common Stock shall mean the shares of the Company’s common stock, without par value.

(c)                                  Company shall mean Alexander & Baldwin, Inc., a Hawaii corporation (formerly known as A & B II, Inc.), and any successor corporation to all or substantially all of the assets or voting stock of Alexander & Baldwin, Inc. which shall by appropriate action adopt the Plan.

(d)                                 Exercise Date shall mean, for each exercise of each Substitute Option, the first date on which there shall have been delivered to the Company both (I) the Exercise Notice and (II) the payment of the Exercise Price (as determined for that Substitute Option in accordance with attached Schedule A) for the Option Shares purchased under that Substitute Option.

(e)                                  Employee:  Optionee shall be considered to be an Employee for so long as such individual remains in the employ of the Company or any Parent or Subsidiary.

(f)                                   Fair Market Value: The Fair Market Value of a share of Common Stock on any relevant date shall be the mean between the highest and lowest selling prices per share of Common Stock on the date in question, as quoted on the Nasdaq Global Select Market (or any successor system).  Should the Common Stock become traded on any other national securities exchange, then the Fair Market Value per share shall be the mean between the highest and lowest selling prices on such exchange on the date in question.  If there is no reported sale of Common Stock on the Nasdaq Global Select Market (or other national securities exchange) on the date in question, then the Fair Market Value shall be the mean between the highest and lowest selling prices on the Nasdaq Global Select Market (or such other securities exchange) on the last preceding date for which such quotations exist.

(g)                                  Grant Date shall, with respect to each Substitute Option, mean the June 29, 2012 date on which such option was granted.

(h)                                 Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Company (or any Subsidiary or Parent), or any other intentional misconduct by such person adversely affecting the business or affairs of the Company (or any Subsidiary or Parent) in a material manner.  The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Company (or any Subsidiary or Parent) may consider as grounds for the dismissal or discharge of any Optionee or other person in the Service of the Company (or any Subsidiary or Parent).

(i)                                     Option Shares shall mean the shares of Common Stock subject to each Substitute Option granted pursuant to this Agreement.

(j)                                    Parent:  A corporation shall be deemed to be a Parent of the Company if it is a corporation (other than the Company) in an unbroken chain of corporations ending with the Company, provided each corporation in the unbroken chain (other than the Company) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

(k)                                 Section 16(b) Insider:  Optionee shall be considered to be a Section 16(b) Insider on any relevant date under this Agreement if Optionee is at the time an officer or director of the Company subject to the short-swing profit restrictions of Section 16(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(l)                                     Service: Optionee shall be deemed to be in the Service of the Company for so long as Optionee rendered services on a periodic basis to the Company (or any Parent or Subsidiary) in the capacity of an Employee. Optionee shall be deemed to cease such Service immediately upon the occurrence of either of the following events: (i) Optionee no longer performs services in such capacity for the Company (or any Parent or Subsidiary) or (ii) the entity for which Optionee performs such services ceases to remain a Parent or Subsidiary of the Company, even though Optionee may subsequently continue to perform services for that entity.  Service shall not be deemed to cease during a period of military leave, sick leave or other personal leave approved by the Company. Notwithstanding anything to the contrary in the foregoing provisions of this Service definition, should A&B Holdings effect a distribution of all of the Company’s outstanding Common Stock to the holders of the outstanding common stock of A&B Holdings in a spin-off transaction, then Optionee shall be deemed to continue in Service for so long as Optionee performs services following such spin-off distribution in the capacity of an Employee with the Company (or any Parent (other than A&B Holdings) or Subsidiary of the Company) if Optionee’s Service relationship is with any of those entities immediately prior to the spin-off distribution. Accordingly, for so long as Optionee remains in such Service relationship following the spin-off distribution, each Substitute Option shall remain in full force and effect.

(m)                             Subsidiary:  A corporation shall be deemed to be a Subsidiary of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each corporation in such chain (other than the last corporation) owns, at the time of determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.  The term “Subsidiary” shall also include any partnership, joint venture or other business entity of which the Company owns, directly or indirectly through another subsidiary corporation, more than a fifty percent (50%) interest in voting power, capital or profits.  The term Subsidiary shall also include any wholly-owned limited liability company in such chain of subsidiaries that is disregarded for U.S. federal income tax purposes.

(n)                                 Substitute Options shall mean the various stock options granted to Optionee pursuant to the terms of this Agreement.

11.                               Compliance with Laws and Regulations.

(a)                                 The exercise of each Substitute Option and the issuance of Option Shares subject to that Substitute Option upon such exercise shall be subject to compliance by the Company and Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Common Stock may be listed at the time of such exercise and issuance.

(b)                                 The applicable period of post-Service exercisability in effect for each Substitute Option pursuant to the provisions of Paragraph 5 shall automatically be extended by an additional period of time equal in duration to any interval within such post-Service exercise period during which the exercise of that Substitute Option or the immediate sale of the Option Shares acquired under that Substitute Option cannot be effected in compliance with applicable federal and state securities laws, but in no event shall such an extension result in the extension of that Substitute Option beyond the Expiration Date specified for that Substitute Option in attached Schedule A.

(c)                                  In connection with the exercise of each Substitute Option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

12.                               Successors and Assigns.  Except to the extent otherwise provided in Paragraph 3 or 7, the provisions of this Agreement shall, with respect to each Substitute Option, inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

13.                               Non-Liability of Company.  The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to one or more Substitute Options shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.  However, the Company shall use reasonable efforts to obtain all such approvals.

14.                               No Impairment of Company’s Rights.  This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

15.                               No Employment or Service Contract.  Nothing in this Agreement or in the Plan shall confer upon Optionee any right to continue in the Service of the Company (or any Subsidiary or Parent employing or retaining Optionee) for any period of time or otherwise interfere with or restrict in any way the rights of the Company (or such Subsidiary or Parent) or Optionee, which rights are hereby expressly reserved by each, to terminate Optionee’s Service at any time for any reason whatsoever, with or without cause.

16.                               Notices.  Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary or his/her designee at the principal corporate offices at 822 Bishop Street, Honolulu, HI 96813.  Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on this Agreement.  All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

17.                               Construction.

(a)                                 This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan.  All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

(b)                                 All anti-dilution adjustments made pursuant to this Agreement shall be effected in accordance with all applicable requirements and limitations of Section 409A of the Code and the applicable Treasury Regulations thereunder, and the terms and provisions of this Agreement shall be interpreted and applied in such manner that shall avoid any violation or contravention of the applicable Section 409A requirements and limitations.

18.                               Tax Withholding.

(a)                                 The Company’s obligation to deliver shares of Common Stock upon the exercise of each Substitute Option shall be subject to the satisfaction of all applicable Federal, State and local income and employment tax withholding requirements.

(b)                                 Optionee may elect to have the Company withhold, at the time one or more Substitute Options are exercised, a portion of the shares purchased under each such Substitute Option with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% up to 100% as specified by Optionee) of the applicable Federal and State income tax withholding liability incurred by Optionee in connection with the exercise of that Substitute Option (the “Withholding Taxes”).

(c)                                  Any such exercise of the Withholding Taxes election must be effected in accordance with the following terms and conditions:

(i)                                     The election must be made on or before the date the amount of the Withholding Taxes incurred by Optionee in connection with the exercise of the Substitute Option is determined (the “Tax Determination Date”).

(ii)                                  The election shall be irrevocable.

(iii)                               The election shall be subject to the approval of the Plan Administrator, either at the time the election is made or at any earlier time, and none of the shares purchased under any Substitute Option actually shall be withheld in satisfaction of the Withholding Taxes incurred in connection with the exercise of that Substitute Option, except to the extent the election is so approved by the Plan Administrator.

(iv)                              The shares withheld pursuant to the election shall be valued at Fair Market Value on the Tax Determination Date.

(v)                                 In no event may the number of shares of Common Stock requested to be withheld exceed in Fair Market Value the dollar amount of the Withholding Taxes incurred by Optionee in connection with the exercise of the Substitute Option.  For purposes of such calculation, the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income shall be used.

(d)                                 Optionee may elect to deliver to the Company, at the time the Substitute Option is exercised, shares of Common Stock previously acquired by such individual (other than in connection with such option exercise) with an aggregate Fair Market Value equal to the designated percentage (any multiple of 5% up to 100% as specified by Optionee) of the Withholding Taxes incurred by Optionee in connection with the exercise of that Substitute Option.

(e)                                  Any such exercise of the election must be effected in accordance with the following terms and conditions:

(i)                                     The election must be made on or before the Tax Determination Date.

(ii)                                  The election shall be irrevocable.

(iii)                               The election shall be subject to the approval of the Plan Administrator, either at the time the election is made or at any earlier time, and none of the delivered shares shall be accepted in satisfaction of the Withholding Taxes, except to the extent the election is so approved by the Plan Administrator.

(iv)                              The delivered shares shall be valued at Fair Market Value on the Tax Determination Date.

(v)                                 In no event may the number of delivered shares exceed in Fair Market Value the dollar amount of the Withholding Taxes incurred by the Optionee in connection with the exercise of the option. For purposes of such calculation, the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to supplemental taxable income shall be used.

19.                               Governing Law.  The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Hawaii.

20.                               Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21.                               Coverage under Recoupment Policy. If Optionee is on the Grant Date, or at any time thereafter becomes, either an executive officer of the Corporation subject to Section 16 of the 1934 Act, or a participant in the Corporation’s Performance Improvement Incentive Plan, then Optionee shall be subject to the Alexander & Baldwin, Inc. Policy Regarding Recoupment of Certain Compensation, effective as of June 29, 2012 (the “Recoupment Policy”), the terms of which are hereby incorporated herein by reference and receipt of a copy of which Optionee hereby acknowledges. If Optionee is subject to the Recoupment Policy, then any incentive compensation that is paid or granted to, or received by, Optionee on or after June 29, 2012 (including, without limitation, any incentive compensation that the Corporation pays to Optionee on or after June 29, 2012 pursuant to an incentive compensation award made to Optionee prior to June 29, 2012, whether that award was made by the Corporation or any predecessor entity) and during the three-year period preceding the date on which the Corporation is required to prepare an accounting restatement due to material non-

compliance with any applicable financial reporting requirements under the federal securities laws shall be subject to recovery and recoupment pursuant to the terms of such policy.  For purposes of such Recoupment Policy, “incentive compensation” means any cash or equity-based award (e.g., stock award, restricted stock unit award or stock option grant or shares of Common Stock issued thereunder) or any profit sharing payment or distribution that is based upon the achievement of financial performance metrics.  An additional copy of the Recoupment Policy is available upon request made to the Corporate Secretary at the Corporation’s principal offices.

IN WITNESS WHEREOF, Alexander & Baldwin, Inc. has caused this Universal Stock Option Agreement for Substitute Options to be executed on its behalf by its duly-authorized officer as of the day and year first above written.

ALEXANDER & BALDWIN, INC.

By:

Title:

ACKNOWLEDGMENT

The undersigned acknowledges receipt of the foregoing Universal Stock Option Agreement for Substitute Options in full cancellation and replacement of the stock option grants the undersigned previously held under the Alexander & Baldwin Holdings, Inc. assumed 1998 Stock Option/Stock Incentive Plan and hereby agrees to be bound by all the terms and provisions of this Universal Stock Option Agreement for Substitute Option Grants and shall have no further right or interest in the stock option grants hereby cancelled as a result of such Substitute Options and shall have no further right or entitlement to acquire any shares of A&B Holdings common stock under such cancelled options.

OPTIONEE

ADDRESS:

SCHEDULE A

LIST OF CANCELLED OPTIONS AND SUBSTITUTE OPTIONS